Exhibit 99.1

News Release

Investor Contacts:

Crescendo Communications

T: 844-589-8760
mnga@crescendo-ir.com

MagneGas Announces $25 Million Convertible Preferred Financing

Milestone Financing Intended to Fund Accelerated Growth

TAMPA, Florida, June 12, 2017 / MagneGas Corporation (“MagneGas” or the “Company”) (NASDAQ: MNGA), a leading clean technology company in the renewable resources and environmental solutions industries, announced today that it has entered into a definitive agreement with an institutional investor for a $25 million convertible preferred equity investment, structured as a working capital facility in the form of redeemable Series C Convertible Preferred Shares, Series C Convertible Preferred Warrants and Common Stock Warrants. The facility amortizes over a 24-month schedule following any issuance, and at the Company’s discretion, it can redeem unamortized portions of the facility using cash on hand or through subsequent financings. Maxim Group LLC acted as exclusive placement agent for the offering.

Terms of the offering and private placement and related agreements are disclosed in the Form 8-K filed with the Securities and Exchange Commission, available at http://www.sec.gov.

Scott Mahoney, Chief Financial Officer of MagneGas Corporation, stated, “This financing provides MagneGas significant flexibility to access capital on an as needed basis to support our strategic plans as well as general working capital needs. We continue to see opportunities to accelerate growth across our organic businesses. Importantly, we anticipate increased ability to access the facility as we expand our asset base and cash flow, which we hope will accelerate our growth plan as we execute early in the deployment of the capital provided. We negotiated this facility to amortize over an extended period, providing us the flexibility to redeem unamortized portions of the facility, through the use of cash on hand, refinancing with traditional debt, other capital sources. We appreciate the support from this investor, and believe the terms of the financing provide further validation of our business model.”

Mr. Mahoney continued, “As previously announced, we have initiated a consolidation strategy, whereby we intend to consolidate profitable industrial gas supply and welding distributors. We are also actively evaluating opportunities in the utility services, sterilization, and filtration verticals, which would accelerate the commercialization of two of our key applications for our core intellectual property. As part of our strategic plan, we intend to aggressively grow sales by leveraging MagneGas2® as a premier wedge product. We have already demonstrated the success of this strategy through the acquisition of Equipment Sales and Service, Inc. (“ESSI”). Our plan now is to replicate this success nationwide.”

Ermanno Santilli, Chief Executive Officer of MagneGas, commented, “With this financing now in place, we believe we are ready to fully focus on a concrete growth plan using a clearly defined business strategy. We believe we have the opportunity to begin systematically consolidating a meaningful position in the industrial gas space over the coming quarters and for the next several years. We are also excited to pursue the commercialization of our co-combustion and sterilization applications with the right partners.”

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein. There shall not be any offer, solicitation of an offer to buy, or sale of securities in any state or jurisdiction in which such an offering, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About MagneGas Corporation

The Company owns a patented process that converts various renewables and liquid wastes into MagneGas2®. This fuel can be used as an alternative to natural gas for metal cutting. The Company's testing has shown that MagneGas2® cuts faster, burns cleaner and is more productive than other alternatives in the market. It is been demonstrated to be more cost effective and safe to use with little changeover cost.  The Company currently sells MagneGas2® into the metal working market as a replacement to acetylene.

The Company also sells equipment for the sterilization of bio-contaminated liquid waste for various industrial and agricultural markets. In addition, the Company is developing a variety of ancillary uses for MagneGas® fuels utilizing its high flame temperature for co-combustion of hydrocarbon fuels and other advanced applications.  For more information on MagneGas®, please visit the Company's website at http://www.MagneGas.com.

The Company distributes MagneGas2® through Independent Distributors in the U.S and through its wholly owned distributor, Equipment Sales and Service, Inc. (“ESSI”). ESSI has four locations in Florida and distributes MagneGas2®, industrial gases and welding supplies. For more information on ESSI, please visit the company’s website at http://www.weldingsupplytampa.com

Forward-Looking Statements

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements relate to future events, including our ability to raise capital, or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the SEC are available from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.